UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 27, 2013

Date of Report

(Date of Earliest Event Reported)

FONU2 INC.

 (Exact name of registrant as specified in its charter)

NEVADA                  000-49652                   65-0773383

(State or other juris-   (Commission File No.)          (IRS Employee

      diction of incorporation)

                           Identification No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of principal executive offices)

(954) 938-4133

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2013, Jeffrey Pollitt resigned as the President and Chief Executive Officer and as a director of FONU2 Inc., a Nevada corporation (the “Company”).  Mr. Pollitt’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The purpose of the resignation was to allow Mr. Pollitt to spend 100% of his time on the development and launch of the Company’s community card program.  Mr. Pollitt’s new title will be President of Product Development.  Robert B. Lees, the Company’s Chief Financial Officer, will serve as the Company’s interim President and Chief Executive Officer and Nicole Leigh will assume the duties of Company Secretary.  In addition, both Mr. Lees and Ms. Leigh will continue to serve on the Company’s Board of Directors.

Mr. Lees, age 65, is a graduate of the U.S. Naval Academy. He served as an Officer in the Marine Corps, both overseas and domestically.  After transferring to the active Reserves, he joined the DuPont Company, where he managed the Southeastern Region.  He took the region from last to first in the acrylic sheet division for sales and service.  He then became part owner and general manager of a wood laminating operation in Orlando, Florida.  Upon the sale of the business, he joined Merrill Lynch in the Private Client Group and became an assistant Vice President.  He has since consulted to a Florida-based investor relations firm, and served as President and Chief Operating Officer of two start-up companies, as well as his current positions with the Company.

Mr. Lees has no family relationship with any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.  Since the beginning of the Company’s last fiscal year, there were no material transactions or any currently proposed transactions to which the Company was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the Company's total assets at year-end for such fiscal years and in which Mr. Lees or any member of his immediate family had an interest.

In addition to his above-referenced resignations, on February 27, 2013, Mr. Pollitt agreed to return to the Company 15,000,000 of his 22,796,962 shares of Company common stock for cancellation.  Both Mr. Pollitt and the Company’s remaining management believe that this cancellation will benefit the Company’s stockholders by negating much of the dilution that such stockholders experienced in connection with the Company’s acquisition of Cygnus Internet, Inc.  In addition, the cancellation will leave more shares available for the Company’s use in any future equity financings, mergers or acquisitions that it may undertake in the future.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date:  February 28, 2013

/s/ Robert B. Lees

                        Robert B. Lees, Interim President

and CEO